Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8  of our report dated March 29, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Partner Communications Company Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2016.

Tel-Aviv, Israel December 26, 2017	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited